EXHIBIT 10.10




                                         GALILEO CONTRACT NO. 33566

                                            GALILEOR  SERVICES DISPLAY
                                            AND RESERVATIONS AGREEMENT


This Agreement made and entered into as of this 28th day of August, 1995, between GALILEO
INTERNATIONAL PARTNERSHIP, a Delaware general partnership, whose principal place of business is located at 9700 West Higgins Road,
Rosemont, Illinois 60018 U.S.A. ("Galileo") and CORPORATE TRAVEL LINK, INC., a __________ corporation whose mailing address is 35
Pershing Avenue, Newark, New Jersey 07114
("Vendor").

                                               W I T N E S S E T H:

WHEREAS, Galileo owns and markets its computerized reservations and ticketing and other services ("Galileo Services"); and

WHEREAS, Vendor desires to participate in Galileo Services for purposes of facilitating the reservations for Vendor's limousine services through Galileo Services, to selected GTPs who have contracted with Vendor to book Vendor's limousine services;

NOW, THEREFORE, in consideration of the premises and the mutual obligations hereinafter set forth, Galileo and Vendor hereby agree as follows:

1.   DEFINITIONS

         For the purpose of this Agreement and its attachments, the following words and terms shall have the following meanings:

         A.  "Ancillary Services" means limited access to Galileo
                  Services by Vendor solely for the purposes of (i) facilitating the reservations and confirmations for, Vendor's travel-related services, and (ii) maintaining the Data Base regarding Vendor's travel-related services.

         B. "Confirmation Number" means the Vendor-assigned TIS reservation number for an individual TIS reservation.

         C. "Data Base" means the collection if TIS information stored in Galileo Services necessary to facilitate Vendor's travel-related services.


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         D.  "Direct Link" means an Galileo Services communications capability which, when a transaction is being made for Vendor's TIS services by a GTP through Galileo Services, simultaneously transmits the transaction data to Vendor's Reservation Center with confirmation or response by Vendor required within the time period specified on Attachment A hereto.

         E. "Galileo Services" or "Galileo" means Galileo's computerized reservations and ticketing service and other services. For purposes of this Agreement, Galileo Services may include services of Galileo, ApolloR and any other computerized reservation system or authorized agent thereof with whom Galileo has an agreement to distribute such services or similar service ("Related CRS"). Said parties shall not be considered third parties under this Agreement.

         F. "Galileo Travel Professional" or "GTP" means any authorized user of Galileo Services or any portion thereof.

         G. "Gross Reservations" means all Vendor TIS transactions booked through Galileo Services by GTPs which are accepted and confirmed by Vendor.

         H. "Net Reservations" mean Gross Reservations, including no-shows and cancellations outside of Galileo Services, minus duplications and cancellations processed through Galileo Services.

         I. "Reservation Center" means the facility being currently operated by Vendor from which Vendor transmits its services information and confirms reservations for its services through Galileo Services, or such other centralized facility as shall be designated by Vendor from time to time during the term of this Agreement.

         J. "Travel-related information Services" or "TIS" means Vendor's services of compiling and describing the existence of, and accepting with confirmation reservations for, travel-related amenities, as set forth on Attachment A hereto, the Data Base for which is provided to selected GTPs through Galileo Services by Vendor.

2.  RESPONSIBILITIES OF VENDOR

         A. Vendor's use of Ancillary Services shall be limited to transmitting the reservations to the Reservation Center and transmitting confirmations of bookings to GTPs through Galileo Services.

         B.   (i)  Vendor shall arrange for processing of all GTPs'
                           reservations message activity hereunder and shall assign a Confirmation Number to each reservation message as soon as the reservation is accepted. After receipt, Vendor shall accept or reject each reservation for TIS services within the time period specified on Attachment A, excluding non-business days. If Vendor shows product available, then Vendor's failure to accept or reject within such period shall create a confirmed reservation.

                  (ii) In the event a GTP reservation is accepted and subsequently, for whatever reason, Vendor cannot accommodate the customer or customers of the GTP, Vendor agrees to secure a suitable alternate or make other arrangements, but in no case at additional cost to Galileo or any customer.

         C. Vendor shall be responsible for all of its costs associated with the advertising, promotion and marketing of the availability of its TIS service to others, including GTPs. Vendor may use the Galileo service marks "Galileo" and "Apollo" in promotional materials, provided that Galileo's written approval for each such use is first obtained and Vendor complies with any and all conditions Galileo may impose to protect the use of Galileo's service marks. Vendor must state in all such materials that "'Galileo' and 'Apollo'" are registered trademarks or service marks of Galileo International.

         D. Vendor is solely responsible for processing and responding to questions and correspondence from GTPs, consumers and others regarding Vendor's services provided pursuant to this Agreement.

         E. Vendor shall make available to Galileo the same improvements, enhancements or additions to its TIS services offered by Vendor to other end users of other computerized reservations systems.

         F. If Vendor participates in two or more computerized reservations systems by offering its TIS services, then Vendor agrees not to recommend to others any other systems over Galileo Services and it shall not disparage Galileo Services in any way.

3.  RESPONSIBILITIES OF GALILEO

         A. During the term of and in accordance with this Agreement, Galileo shall store Vendor's TIS Data Base in Galileo Services and transmit to the Reservation Center GTPs bookings for TIS.

         B. Galileo shall communicate procedures to GTPs which allow them to process requests for Vendor's services through Galileo Services. When a GTP inputs a booking message into Galileo Services for Vendor's TIS services, Galileo shall promptly transmit such messages to the Reservation Center through Direct Link.


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         C.   Galileo shall inform GTPs of Vendor's services available
                  under this Agreement; however; Galileo shall have no liability of any kind whatsoever to any party as a result of or in any way associated with the contents or accuracy of the Data Base provided by Vendor through Galileo Services.

         D. Galileo reserves the right to discontinue booking and display of information for individual Vendor services which, in Galileo's reasonable judgment, fail to conform to acceptable standards of practice and service or to the terms of this Agreement; provided, however, Galileo shall give Vendor thirty (30) days prior written notice of Galileo's intention to discontinue booking and display of data applicable to such services in order that Vendor may remedy such defects in said standards. notwithstanding the provisions of the previous sentence, Galileo reserves the right, upon notifying Vendor, to delete immediately any subject matter which it reasonably considers to be inappropriate, misleading of defamatory.

         E. Except for those duties expressly assumed herein, Galileo assumes no responsibility for any other duties in connection with Vendor's services, including without limitation, providing written confirmations of reservations, confirmation number call-backs, answering complaints or any other form of customer follow-up or contact.

         F. Galileo may make available to Vendor the same improvements or additions to Ancillary Services offered in writing by Galileo to other Vendors of those services set forth on Attachment A, provided the term and conditions are mutually acceptable to Galileo and Vendor.

4.       FEES AND PAYMENTS

         A. Vendor agrees to pay for services covered by this Agreement as shown under the fee schedule specified in Attachment A.

         B. Galileo reserves the right to increase or decrease the charge for any service provided pursuant to this
         Agreement upon thirty (30) days prior written notice to Vendor. Among other things, this includes the right to introduce charges for existing or new services provided pursuant to this Agreement and the right to charge the method by which charges are calculated or assessed.

5.       TERM

         This Agreement shall commence on 9-15-95 (the "Commencement Date") and, subject to the provisions of this Article, shall continue in full force and effect for an initial period of twenty-four (24) months from the Commencement Date.
Thereafter, this Agreement shall continue in full force and effect, unless and until terminated by any party by written notice to the other party at least thirty (30) days in advance of termination. Such a termination may take effect no earlier than twenty-four (24) months from the Commencement Date.

6.       PROMOTION, ADVERTISING AND PUBLICITY

         Galileo and Vendor, from time to time, may promote and advertise the TIS services provided for under this Agreement in accordance with programs developed in cooperation with each other. Promotions under this Agreement relating to Vendor and its services, which include, but are not limited to, the use of Vendor's trademarks, service marks, or logos, shall be subject to prior written approval of vendor. Promotions under this Agreement relating to Galileo and its services, which include, but are not limited to, the use of Galileo's trademarks, service marks, or logos, shall be made only upon written approval of Galileo.

7.       SUBSCRIBER LISTING

         Vendor agrees that any GTP listing which may be provided to Vendor, at Galileo's discretion and upon the payment of its prevailing rates, is proprietary to and is the trade secret of Galileo, and Vendor shall treat such listing as confidential. Any such listing is deemed to be confidential information subject to the provisions of Article 14. Vendor shall permit only those of its officers, directors, agents and employees with a need to know to have access to the listing in the performance of their duties under this Agreement, and to take all reasonable measures necessary to ensure that its officers, directors, agents and employees are informed of and comply with these confidentiality requirements.

8.       ENHANCEMENTS OR MODIFICATIONS OF SERVICES OF GALILEO SERVICES
         OR FUNCTIONS

         A. Galileo retains the right to enhance or modify Galileo Services at Galileo's discretion during the term of this Agreement. Any enhancement or modification of Galileo Services may have offered by Galileo to Vendor at any time after acceptance of this Agreement. Any such enhancement or modification may be provided at Galileo's sole discretion as available, pursuant to a written supplement to this Agreement and subject to charges, terms and conditions mutually acceptable to Galileo and Vendor.

         B. At any time during the term of this Agreement, Galileo may at its discretion offer to Vendor computerized functions in addition to Galileo Services. Any such additional function may be provided at Galileo's sole discretion as available, pursuant to a written Agreement and subject to charges, terms and conditions mutually acceptable to Galileo and Vendor.

9.       TAXES AND FEES

         A. In addition to any other charges or sums payable to Galileo under this Agreement, Vendor shall pay when due, or, at Galileo's election, reimburse and indemnify and hold Galileo and its owners harmless from and against, all sales, use, excise, franchise, withholding, real property, and other taxes and any and all domestic and foreign duties or import, export or license fees, howsoever designated (together with any related interest or penalties not arising from fault on the part of Galileo), now or hereafter imposed by any local or foreign taxing authority, or governmental agency or other similar bodies arising out of or in connection with this Agreement. Vendor shall reimburse Galileo for all such taxes, fees and charges within thirty (30) days of receipt of Galileo's invoice therefor. Notwithstanding the foregoing, Vendor shall not be responsible for any taxes payable or based on Galileo's net income.

         B. Notwithstanding Article 9.A above, unless otherwise agreed in writing in advance by the parties hereto, Galileo shall be responsible for the filing of all personal property tax returns and shall pay all taxes indicated thereon. Vendor shall reimburse Galileo for all such taxes, fees and charges within thirty (30) days of receipt of Galileo's invoice therefor.

         C. Upon the request of Galileo, Vendor shall provide reasonable assistance to Galileo in the filing of any documents or the making of any statement in connection with the recovery of any taxes referred to in this
                           Article.

         D. Vendor shall reimburse Galileo upon demand for all expenses (including without limitation all costs, expenses, losses, legal and accountant's fees and disbursements, penalties and interest) incurred by Galileo in making payment, protesting payment or endeavoring to obtain refund of any such taxes, fees or other charges.

10.      TITLE

         A. Title and full and complete ownership rights to all Galileo-owned or developed software contained in Galileo Services used in the performance of this Agreement shall remain with Galileo. Vendor understands and agrees that such software constitutes trade secrets and Galileo's proprietary information whether any portion thereof is or

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                  may be validly copyrighted or patented.  In addition,
                  any data processing documentation, supplied to Vendor in any form by Galileo, with respect to the operation of Galileo Services, and any and all copies thereof, are for the exclusive use of Vendor and shall not be disclosed or made available to any other person, firm, corporation or governmental entity in any form or manner whatsoever, except as provided in Article 14. Vendor expressly acknowledges and agrees that, notwithstanding anything to the contrary herein, all PNR, passenger, TIS information, and other data and information entered into Galileo Services and the Data Base is owned by Galileo and Galileo has sole discretion concerning such information.

         B. Title and full and complete ownership rights to all Vendor-owned information provided to Galileo by Vendor hereunder shall remain with Vendor. Such information may be disclosed or made available to GTPs, other travel agents and the general public solely to facilitate the display of Vendor's services as provided hereunder, and may not be disclosed or made available, in any other form or manner whatsoever, to any other person, firm, corporation or governmental agency.

11.      NON-EXCLUSIVITY

         Vendor and Galileo understand and agree that this is a non-exclusive Agreement and that similar agreements may be entered into by either party with any other person or entity.

12.      ASSIGNMENT

         Neither party may assign or otherwise transfer any of tis rights or obligations under this Agreement to any third party without the prior written consent of the other party, except that Galileo may assign this Agreement without Vendor's consent to a corporate affiliate or successor of it. Any violation of this provision shall be cause for immediate termination of this Agreement or, at the option of the
non- assigning party, the non-assigning party may declare the assignment of an y of the rights or obligations under the Agreement null and void ab initio.

13.      CHANGE IN OWNERSHIP

         Galileo may terminate this Agreement immediately, without liability, upon written notice, if, after the date of this
         Agreement: (a) Vendor merges with or acquires control of or a controlling interest in any third party; or (b) any third party acquires control of or a controlling interest in Vendor.

14.      CONFIDENTIALITY

         A.       Except in any proceeding to enforce any of the provisions


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                  of this Agreement, neither party (the "User") shall,
                  without the prior written consent of the other party (the "Owner"), publicize or disclose to any third party, either directly or indirectly.

                  (i) this Agreement or any of the terms or conditions of this Agreement; or

                  (ii) any confidential or proprietary information or data,
                           either oral or written, received from and designated as such by the Owner.

                  (hereinafter collectively "Confidential Information")

         B. If either party is served with a subpoena or other legal process requiring the production or disclosure of any Confidential Information, then that party, before complying, shall immediately notify the Owner and shall use its best efforts to permit the Owner a reasonable period of time to intervene and contest disclosure or production.

         C. If the User breaches this Article 14, then the owner may terminate this Agreement immediately, upon written notice to the User.

         D. Upon termination of this Agreement, each party must return any and all Confidential Information received from the other party. The provisions of this Article shall continue in force in accordance with their terms, notwithstanding the termination of this Agreement for any reason.

15.      FORCE MAJEURE

         Except for any payment obligations, neither party shall be deemed to be in default or liable for any delays in the event and to the extent that performance thereof is delayed or prevented by acts of God, public enemy, war, civil disorder, fire, flood, explosion, riot, labor disputes, work stoppage or strike, unavailability of equipment, any act of any governmental authority, or any other cause, whether similar or dissimilar, beyond its control.

16.      INDEPENDENT CONTRACTORS

         This Agreement is not intended to and shall not be construed to create or establish any agency, partnership or joint venture relationship between the parties hereto.

17.      TERMINATION FOR CAUSE

         A. If either party (the "Defaulting Party") becomes insolvent; if the other party (the "Insecure Party") has evidence that the Defaulting Party is not paying its bills when due without just cause; if the Defaulting Party takes any step leading to its cessation as a going concern; or if the Defaulting Party either ceases or suspends operations for reasons other than a strike, then the Insecure Party may immediately terminate this Agreement on notice to the Defaulting Party unless the Defaulting Party immediately gives adequate assurance of the future performance of this Agreement by establishing an irrevocable letter of credit--issued by a U.S. bank acceptable to the insecure Party, on terms and conditions acceptable to the Insecure Party, and in an amount sufficient to cover all amounts potentially due from the Defaulting Party under this Agreement--that may be drawn upon by the Insecure Party if the Defaulting Party under this Agreement--that may be drawn upon by the Insecure Party if the Defaulting Party does not fulfill its obligations under this Agreement in a timely manner.

         B. If bankruptcy proceedings are commenced with respect to either party (the "Bankrupt") and if this Agreement has not otherwise terminated, then the other party (the "Other Party') may suspend all further performance of this Agreement until the Bankrupt assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Other Party pending the Bankrupt's assumption or rejection shall not be a breach of this Agreement and shall not affect the Other Party's right to pursue or enforce any of its rights under this Agreement or otherwise.

         C. If either party (the "Defaulting Party") fails to observe or perform any of its obligations under this Agreement, and such failure continues for a period of thirty (30) days after written notice to t he Defaulting Party by the other party thereof (except in the case of any payments due, where the period to cure such nonpayment shall be five (5) days after notice), then, without prejudice to any other rights or remedies the other party may have, this Agreement shall terminate without further notice as of the expiration date of such notice period.
         Notwithstanding anything to the contrary herein, in the event Vendor is the Defaulting Party, the Galileo may, at its sole option and without prejudice to any other of its rights or remedies, reduce or restrict provision of services provided under the Agreement without termination of the Agreement.

18.      NON-WAIVER, POST-TERMINATION RIGHTS

         The right of either party to require strict performance and observance of any obligations under this Agreement shall not be affected in any way by any previous waiver, forbearance or course of dealing. Exercise by either party of its right to terminate under this Agreement shall not affect or impair its right to bring suit for any default or breach of this
Agreement. All obligations of each party that have accrued before termination or that are of a continuing nature shall survive termination.

19.  INVALIDITY, SEVERABILITY

         In the event that any material provision in this Agreement is or is about to be prohibited or declared unenforceable in any jurisdiction, or becomes impractical or uneconomical to perform as a result of any impending or actual change in any applicable law, Galileo shall, at its option, have the right to terminate this Agreement, or to amend, supersede, or delete the prohibited, unenforceable, impracticable or uneconomical provision or provisions, upon written notice to Vendor. If any provision of this Agreement is held invalid or otherwise unenforceable, the enforceability of the remaining provisions shall not be impaired thereby.

20.  INDEMNIFICATION

         A. Vendor shall indemnify and hold harmless Galileo, its owners officers, directors, employees, and agents from all liabilities, damages, losses, claims, suits, judgments, costs, and expenses, including costs and reasonable attorneys' fees, directly or indirectly incurred by Galileo from any claims by third parties arising out of or in connection with Vendor's failure of performance of its obligations under this Agreement.

         B. To the extent of its obligations under Article 21, Galileo shall indemnify and hold harmless Vendor, its officers, directors, employees and agents from and against any and all liabilities, damages, loses, claims, suits, judgments, costs, and expenses, including costs and reasonable attorneys fees, directly or indirectly incurred by Vendor from any claims by third parties arising out of or in connection with Galileo's failure or performance of its obligations under this Agreement.

         C. Vendor shall indemnify and hold harmless Galileo, its owners, officers, directors, employees, and agents from all liabilities, damages, losses, claims, suits, judgments, costs and expenses, including costs and reasonable attorneys' fees, directly or indirectly incurred by galileo from any claims by third parties arising out of or in connection with Galileo Travel
         Professionals' acts or omissions in selling the services or products of Vendor.

         D. Each party shall indemnify and hold harmless the other party, its officers, directors, employees, and agents from all liabilities, damages, losses, claims, suits, judgments, costs, and expenses, including costs and reasonable attorneys' fees, directly or indirectly incurred by the other party's products or services supplied in connection with this Agreement.

         E. If, pursuant to this Agreement, either party (the "Provider") provides computer services to the other party (the "User") or permits the User to use its logo, service marks, or trademarks, then the Provider s hall indemnify and hold harmless the User from all liabilities, damages, losses, claims, suits, judgments, costs, and expenses, including costs and reasonable attorneys' fees, directly or indirectly incurred by the User arising out of or in connection with any claim that the use of the provider's computer services, logo, service marks, or trademarks infringes any existing patent, copyright, trademark, or property right.

21.      REPRESENTATIONS AND WARRANTY

         A.       GALILEO REPRESENTS AND WARRANTS THAT:

                  (i) IT IS THE OWNER OR LICENSEE OF THE SOFTWARE USED IN GALILEO SERVICES; AND

                  (ii)     IT HAS THE RIGHT TO PROVIDE GALILEO SERVICES TO
                           VENDOR.

         B. VENDOR'S REMEDIES FOR BREACH OF THE WARRANTIES SET FORTH IN PARAGRAPH 21.A OF THIS AGREEMENT SHALL BE SOLELY LIMITED TO REPLACEMENT OF THE SOFTWARE CAUSING THE BREACH OF WARRANTY.

         C.       EACH PARTY HERETO REPRESENTS THAT:

                  (i)      THE INDIVIDUAL SIGNING THIS AGREEMENT OR ANY

                           AMENDMENT TO THIS AGREEMENT, ON BEHALF OF VENDOR OR GALILEO, AS THE CASE MAY BE, IS, OR AT THE MATERIAL TIME SHALL BE, DULY AUTHORIZED TO EXECUTE THIS AGREEMENT OR AMENDMENT ON BEHALF OF VENDOR OR GALILEO, AS THE CASE MAY BE, AND HAS FULL POWER AND AUTHORITY TO BIND VENDOR OR GALILEO, AS THE CASE MAY BE, TO THE TERMS AND CONDITIONS HEREOF; AND

                  (ii) THIS AGREEMENT CONSTITUTES A LEGAL, VALID, AND BINDING AGREEMENT OF VENDOR OR GALILEO, AS THE CASE MAY BE, ENFORCEABLE IN ACCORDANCE WITH ITS TERMS.

         D. THE WARRANTIES AND REMEDIES SET FORTH IN ARTICLES 21.A AND 21.B ARE EXCLUSIVE, AND GALILEO MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT
         LIMITATION, ANY IMPLIED WARRANTY OR MERCHANTABILITY OR
                  FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO GALILEO

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                  SERVICES OR SOFTWARE.

         E. EXCEPT FOR A BREACH OF THE EXCLUSIVE WARRANTIES SPECIFIED IN ARTICLE 21.A AND EXCEPT FOR THE RIGHT TO RECEIVE THE EXCLUSIVE REMEDY SPECIFIED IN ARTICLE 21.B, VENDOR HEREBY WAIVES AND RELEASES GALILEO FROM ANY AND ALL OTHER OBLIGATIONS AND LIABILITIES AND ALL RIGHTS, CLAIMS AND REMEDIES IT MAY HAVE AGAINST GALILEO, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE DUE TO ANY DEFECTS, ERRORS, MALFUNCTIONS OR INTERRUPTIONS OF SERVICE TO GALILEO SERVICES OR THE SOFTWARE, INCLUDING ANY LIABILITY, OBLIGATION, RIGHT, CLAIM OR REMEDY IN TORT OR FOR LOSS OF REVENUE OR PROFIT OR A NY OTHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

         F. EACH PARTY ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT DOES NOT DO SO ON THE BASIS OF, AND DOES NOT RELY ON, ANY REPRESENTATION, WARRANTY OR OTHER PROVISION EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.

22.      EXPENSES

         Vendor shall be liable for an agrees to reimburse Galileo for all attorneys' fees and court costs and related costs incurred by Galileo to enforce this Agreement or to seek remedies for breach of this Agreement by Vendor.

23.      GOVERNING LAW

         This Agreement and all disputes arising under or in connection with this Agreement, including actions in tort, shall be governed by the internal laws of the State or Illinois without regard to its conflicts of laws principles. All actions brought to enforce or arising out of this Agreement shall be brought in federal or state courts located within the County of Cook, State of Illinois, Vendor hereby consenting to personal jurisdiction and venue therein. Galileo shall be entitled to take such steps as it may consider necessary or desirable in order to enforce any judgment or order against Vendor with respect to this Agreement in any jurisdiction where Vendor trades or has assets.

24.      NOTICES

         All notices, requests, demands or other communications given or required hereunder shall be in writing in the English language and shall be sent by first class mail, registered or certified mail, postage prepaid, or by overnight or express mail, facsimile or telex to the relevant party at its address as set forth below or to such other address as such party shall designate in writing for that purpose.

         If to Galileo:                                   If to Vendor:


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         Galileo International                   Corporate Travel Link, Inc.
         9700 West Higgins Road                    35 Pershing Avenue
         Rosemont, Illinois 60018 U.S.A.          Newark, New Jersey 07114
         Attn:  COVZL - Contract Notices          Attn: __________________
         Notice sent via electronic means (e.g., telex, facsimile) shall be effective immediately if sent on a business day prior to 5:00 p.m. local time of the recipient. All other notices shall be effective the first business day after transmission.

25.      NON-ENGLISH VERSIONS

         If any non-English versions of this Agreement are created, then in the event of a conflict between this English version and any non-English version, this English version shall prevail.

26.      ENTIRE AGREEMENT

         A. This Agreement, including Attachment A, constitutes the entire agreement and understanding of the parties on the subject matter hereof, and, as of the effective date, supersedes all prior agreements, whether written or oral, between the parties concerning the subject matter hereof, excluding amounts due Galileo or any of its predecessors that may have accrued under a prior agreement between the parties. Any such prior amounts due shall be deemed an obligation of this Agreement for which all provisions herein shall apply.

         B. This Agreement may be modified only by further written agreement signed by all of the parties to this Agreement, except as otherwise expressly provided herein.

IN WITNESS WHEREOF, Vendor and Galileo have executed this Agreement as of the day and year first above written.

CORPORATE TRAVEL LINK, INC.                         GALILEO INTERNATIONAL
                                     PARTNERSHIP

By ___________________________         By ____________________________

Name _Joseph Cutrona               Name ____Michael G. Foliot_____

Title _President______________     Title __Sr. Vice President_____

Date __August 4, 1995_________     Date  ______August 28, 1995____


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ATTACHMENT A                                   GALILEO CONTRACT NO. 33566
                                               GALILEO SERVICES DISPLAY
                                                AND RESERVATIONS AGREEMENT


1.       Travel-Related Amenities include:

                  Limousine/Sedan

                  Chauffeured Transportation

2.       Vendor confirmation response period shall be three (3) hours.

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                                                   FEE SCHEDULE

1. Vendor agrees to pay Galileo the following fees under the terms described in the above Agreement and as st forth in this Attachment A:

         A. Monthly booking fees of $1.00 USD for each Gross Reservation processed through Galileo Services; or

         B. The following monthly minimum charges for each calendar month after the beginning of the term of this
         Agreement:

                     Months                             Minimum Charge

                     1 through 24                       $1,000.00 USD
                     25 and each month       $1,000.00 USD until renegotiated
                  thereafter           between the parties

                  whichever calculation results in the greater amount on a month-by-month basis.

2. Vendor shall be invoiced monthly and shall remit to Galileo the greater amount based on the following:

         A. Monthly booking fees: (booking fee as specified in paragraph 1.A above multiplied by number of Gross Reservations); or

         B.       The monthly minimum charge as noted on invoice.

         All calculation to determine the amount of Vendor's monthly invoice shall be based solely on Galileo's records.

3. All payments required under this Agreement are due within thirty (30) days from date of invoice. Payments not made within thirty (30) days from date of invoice shall bear interest from the date of invoice at the rate of one and one-half (1 1/2) percent per month compounded, or the maximum rate permitted by law, whichever is less.

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